Exhibit 99.1

LTC Announces Operating Results for the Three and Nine Months Ended September 30, 2008

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--November 5, 2008--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and nine months ended September 30, 2008 and announced that net income available to common stockholders for the third quarter was $6.8 million or $0.29 per diluted share. For the same period in 2007, net income available to common stockholders was $7.2 million or $0.31 per diluted share. Net income from continuing operations net of preferred stock dividends was $6.8 million or $0.29 per diluted share for the three months ended September 30, 2008 as compared to $7.2 million or $0.31 per diluted share during the same period last year. This $0.02 per diluted share decrease is due primarily to non-payment of rental income and mortgage interest income by Sunwest Management, Inc. Additionally, the Company had a decrease in interest income resulting from lower invested cash balances at lower interest rates. These decreases were partially offset by lower interest expense due to debt paid off to date in 2008 and lower operating expenses. Revenues for the three months ended September 30, 2008, were $17.0 million versus $18.2 million for the same period last year.

The Company announced that during the third quarter of 2008 it invested $1.6 million, at an average yield of 10.3%, under agreements to expand and renovate eight properties operated by four operators. As of September 30, 2008, the total commitment remaining under these agreements was $0.9 million.

For the nine months ended September 30, 2008, net income available to common stockholders was $22.6 million or $0.98 per diluted share. For the same period in 2007, net income available to common stockholders was $24.0 million or $1.02 per diluted share. Net income from continuing operations net of preferred stock buyback and preferred stock dividends was $22.5 million or $0.98 per diluted share during the nine months ended September 30, 2008 as compared to $23.8 million or $1.01 per diluted share during the same period last year. Revenues for the nine months ended September 30, 2008, were $52.7 million versus $56.8 million for the same period last year.

The Company has scheduled a conference call on Thursday, November 6, 2008, beginning at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the three and nine months ended September 30, 2008. The conference call is accessible by dialing 888-241-0558. The international number is 647-427-3417. The earnings release will be available on our website. An audio replay of the conference call will be available from November 6, 2008 through November 20, 2008. Callers can access the replay by dialing 800-677-8546 or 402-220-1452 and entering encore passcode number 65966517.

At September 30, 2008, LTC had investments in 102 skilled nursing properties, 101 assisted living properties and two schools. These properties are located in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rental income	$14,080	$14,475	$43,339	$43,290
Interest income from mortgage loans	2,450	2,628	7,685	9,882
Interest and other income	469	1,143	1,673	3,596
Total revenues	16,999	18,246	52,697	56,768

Expenses:
Interest expense	900	1,234	3,161	3,717
Depreciation and amortization	3,745	3,605	11,167	10,696
Legal expenses	37	94	135	239
Operating and other expenses	1,613	1,793	4,933	5,320
Total expenses	6,295	6,726	19,396	19,972
Income before non-operating income and minority interest	10,704	11,520	33,301	36,796

Minority interest	(76)	(86)	(230)	(258)
Income from continuing operations	10,628	11,434	33,071	36,538
Discontinued operations:
Loss from discontinued operations	—	(13)	—	(38)
Gain on sale of assets, net	—	—	92	149
Net (loss) income from discontinued operations	—	(13)	92	111
Net income	10,628	11,421	33,163	36,649
Preferred stock buyback	—	—	989	—
Preferred stock dividends	(3,844)	(4,226)	(11,549)	(12,699)
Net income available to common stockholders	$6,784	$7,195	$22,603	$23,950

Net Income per Common Share from Continuing Operations net of Preferred Stock Buyback and Preferred Stock Dividends:
Basic	$0.29	$0.31	$0.98	$1.02
Diluted	$0.29	$0.31	$0.98	$1.01
Net Income per Common Share from Discontinued Operations:
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Net Income per Common Share Available to Common Stockholders:
Basic	$0.29	$0.31	$0.98	$1.02
Diluted	$0.29	$0.31	$0.98	$1.02

Basic weighted average shares outstanding	23,019	23,105	22,950	23,370
NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

Reconciliation of Funds From Operations (“FFO”)

FFO is a useful supplemental measure of our operating performance that is not defined by accounting principles generally accepted in the United States. Historical cost accounting for real estate assets in accordance with US GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. In response, National Association of Real Estate Investment Trusts (or NAREIT) created FFO as a supplemental measure of operating performance for REIT’s that exclude historical cost depreciation from net income. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of operating performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net income available to common stockholders	$6,784	$7,195	$22,603	$23,950
Add: Real estate depreciation	3,745	3,618	11,167	10,734
Add: Non-cash compensation charges	306	631	923	1,610
Less (gain)/add loss on sale of assets, net	—	—	(92)	(149)
FFO available to common stockholders	$10,835	$11,444	$34,601	$36,145

Less: Non-cash compensation charges	(306)	(631)	(923)	(1,610)
FFO including preferred stock buyback and non-cash compensation charges	$10,529	$10,813	$33,678	$34,535

Basic FFO available to common stockholders per share	$0.47	$0.50	$1.51	$1.55
Diluted FFO available to common stockholders per share	$0.46	$0.48	$1.48	$1.51

Basic FFO including preferred stock buyback and non-cash compensation charges per share	$0.46	$0.47	$1.47	$1.48
Diluted FFO including preferred stock buyback and non-cash compensation charges per share	$0.45	$0.46	$1.44	$1.44

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share amounts)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2008 — $126,713; 2007 — $115,766	$336,304	$342,222
Land	34,639	34,429
Properties held for sale, net of accumulated depreciation and amortization: 2008 — $0; 2007 — $0	—	463
Mortgage loans receivable, net of allowance for doubtful accounts: 2008 — $850; 2007 — $890	86,731	91,278
Real estate investments, net	457,674	468,392
Other Assets:
Cash and cash equivalents	16,150	42,631
Debt issue costs, net	926	326
Interest receivable	2,152	2,553
Prepaid expenses and other assets	22,632	20,447
Notes receivable	2,987	3,292
Marketable securities	6,467	6,464
Total Assets	$508,988	$544,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings	$—	$—
Mortgage loans payable	32,251	47,165
Bonds payable	4,690	5,130
Accrued interest	249	349
Accrued expenses and other liabilities	4,979	5,381
Distributions payable	3,026	3,406
Total Liabilities	45,195	61,431

Minority interest	3,134	3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2008 — 8,049; 2007 — 8,802	189,727	208,553
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2008 — 23,123; 2007 — 22,872	231	229
Capital in excess of par value	321,508	316,609
Cumulative net income	523,751	490,588
Other	771	956
Cumulative distributions	(575,329)	(537,779)
Total Stockholders' Equity	460,659	479,156
Total Liabilities and Stockholders' Equity	$508,988	$544,105

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
(805) 981-8655